EXHIBIT 5

                                                     September 18, 1996

Board of Directors
Conseco, Inc.
11825 N. Pennsylvania Street
Carmel, Indiana 46032

Gentlemen and Madam:

         I am Executive Vice President and General Counsel of Conseco, Inc. (the "Corporation"). At your request, I have examined or caused to be examined the Registration Statement on Form S-4, which is being filed by the Corporation with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933 of shares of common stock, no par value, of the Corporation (the "Common Stock") to be issued pursuant to that certain Agreement and Plan of Merger dated as of August 25, 1996 among the Corporation, CAF Acquisition Company and Capitol American Financial Corporation.

         I have examined, or caused to be examined, instruments, documents and records which I have deemed relevant and necessary for the basis of my opinions hereinafter expressed. Based on such examination, I am of the opinion that:

                  1. The Corporation is a corporation duly organized and validly existing under the laws of the State of Indiana.

                  2. When the Common Stock has been issued in the manner described in the Registration Statement, any amendment thereto and the Proxy Statement/Prospectus contained therein, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Registration Statement and the Proxy Statement/Prospectus.

                                          Very truly yours,

                                          /s/ Lawrence W. Inlow
                                          ----------------------------
                                          Lawrence W. Inlow
                                          Executive Vice President and
                                          General Counsel

G:\LEGAL\EXHIBITS\EXHIBIT5.CAF